As filed on April 23, 2004                 Registration Statement No. 333-______
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       China Wireless Communications, Inc.
             (Exact name of registrant as specified in its charter)


            Nevada                                        91-1966948
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

           1746 Cole Boulevard, Suite 225, Golden, Colorado 80241-3210
               (Address or principal executive offices)(Zip code)

                              Consulting Agreements
                              Employment Agreements
                              (Full title of plan)

                        Brad A. Woods, Interim President
                       China Wireless Communications, Inc.
                         1746 Cole Boulevard, Suite 225
                           Golden, Colorado 80401-3210
                     (Name and address of agent for service)

                                  303-277-9968
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Jeffrey M. Stein, Esq.
                     Berkman, Henoch, Peterson & Peddy, P.C.
                              100 Garden City Plaza
                           Garden City, New York 11530

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------

Title of each class of                            Proposed maximum       Proposed maximum
   securities to be          Amount to be        offering price per     aggregate offering          Amount of
      registered              registered                share                  price           registration fee(1)
--------------------------------------------------------------------------------------------------------------------
Common stock, $0.001         3,941,167 (2)            $0.60 (1)             $2,364,700               $117.48
par value
--------------------------------------------------------------------------------------------------------------------

 (1) The fee with respect to these shares has been calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 and based upon the closing price of the Registrant's Common Stock as reported by the OTC Bulletin Board on April 23 , 2004, a date within five business days prior to the date of filing of this Registration Statement.

(2)      Issuable to consultants and employees of Registrant

                                EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register shares of our common stock, $.001 par value per share issued under stock grants and to be reoffered. Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of "restricted securities".

      This registration statement contains a prospectus prepared in accordance with the requirements of Part I of Form S-3 (pursuant to General Instruction C to Form S-8) which covers reoffers and resales by certain of our stockholders of shares of common stock, par value $0.001 per share (the "Common Stock"), of China Wireless Communications, Inc. issued to employees or consultants of the Company
      In addition, this registration statement contains "Information Required in the Registration Statement" pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the information relating to the shares issuable in connection with options or rights to acquire shares of Common Stock granted or to be granted is not filed with the Securities and Exchange Commission (the "Commission"), but documents containing such information have been or will be sent or given to employees or consultants as specified by Rule 428(b)(1). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                               REOFFER PROSPECTUS

                        3,941,167 SHARES OF COMMON STOCK

                       China Wireless Communications, Inc.
                         1746 Cole Boulevard, Suite 225
                           Golden, Colorado 80401-3210
                                 (303) 277-9968

         This reoffer prospectus relates to 3,941,167 shares of the common stock of China Wireless Communications, Inc. which may be offered and resold from time to time by the selling stockholders identified in this prospectus or by pledgees, donees, transferees, or other successors in interest. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers, or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         We will receive no part of the proceeds from sales made under this reoffer prospectus although we have paid the expenses of preparing this Prospectus and the related Registration Statement. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

         Our common stock is traded on the OTC Bulletin Board under the symbol "CWLC." On April 21, 2004, the last reported price of our common stock on such market was $0.53 per share.

         This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this reoffer prospectus is April 23, 2004.

                                TABLE OF CONTENTS

                                                                            Page
OUR COMPANY ..................................................................3

RISK FACTORS..................................................................5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................7

USE OF PROCEEDS ..............................................................8

SELLING STOCKHOLDERS..........................................................8

PLAN OF DISTRIBUTION..........................................................9

INDEMNIFICATION OF DIRECTORS AND OFFICERS ...................................10

DESCRIPTION OF SECURITIES....................................................11

LEGAL MATTERS................................................................11

EXPERTS .....................................................................11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................12

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US...........................12





         No person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of this prospectus.

                                   OUR COMPANY

         You should read this entire prospectus and the information incorporated by reference in this prospectus carefully, including "Risk Factors" and our financial statements and the notes to those financial statements.

         AVL Information Systems Ltd. ("AVL") was a Canadian public company that owned and licensed certain technology and automatic vehicle location systems. On March 8, 1999, AVL incorporated in Nevada under the name AVL SYS International Inc ("AVL SYS"). On March 9, 2000, AVL SYS changed the name to I-Track, Inc. ("ITI").

         Effective September 30, 2001, ITI entered into an exclusive worldwide distribution agreement with AVL. Under the agreement, ITI was licensed to market and distribute all of the products manufactured by AVL. The exclusive distribution agreement with AVL was cancelled in September 2002 at which point the Company began to seek another business opportunity. On March 21, 2003, the Company entered into an "Assignment and Assumption Agreement" with AVL whereby the Company distributed to AVL all its assets and AVL assumed all liabilities of the Company. Accordingly, as of March 21, 2003, the Company entirely ceased its prior business operations. On March 22, 2003, ITI acquired all of the issued and outstanding shares of Strategic Communications Partners, Inc., a Wyoming corporation ("SCP"), pursuant to the terms of a Share Exchange Agreement. A total of 19,000,000 restricted shares of ITI's common stock were issued to the shareholders of SCP, resulting in the SCP shareholders as a group owning approximately 88.4% of the outstanding shares of common stock of ITI. At this time, SCP became a wholly owned subsidiary of ITI.

         On March 24, 2003, in connection with our acquisition of SCP, the Company's name was changed to China Wireless Communication, Inc.

         SCP was incorporated in the State of Wyoming on August 13, 2002. It provides financial, technical, and marketing services for its operation in Beijing, People's Republic of China ("PRC"). Strategic Communications Partners Limited ("SCPL") is a subsidiary of SCP. SCPL was incorporated in Hong Kong on December 9, 2002. SCPL's business activities to date consist solely of supporting the Beijing operations. On March 4, 2003, SCPL set up a wholly owned enterprise, Beijing In-Touch Information System Co. Ltd. ("In-Touch") in the PRC.

         We are in the business of providing high speed wireless broadband for its customers. We utilize proven reliable high speed wireless technologies to complete the "last mile" connection from these backbone networks to the end users. These customers would include businesses located primarily in commercial buildings and Internet Service Providers ("ISP"s).

         We are in the midst of developing a technologically advanced wireless network to serve areas of business concentration in Beijing, China. In order to effectively deploy the broadband wireless network, we need to partner with companies whose business and products are complimentary to those of the Company. However, there is no guarantee that we can find suitable partner and we will be able to come to mutually agreeable terms if suitable partner could be found.

         On July 8, 2003, we concluded a strategic alliance with WPCS International Incorporated ("WPCS") to support the expansion of our broadband wireless network in China. The alliance calls for WPCS to provide wireless products and design services to us on an "as needed" basis.

         On August 14, 2003, we signed a cooperative agreement with P-Com, Inc. ("P-Com") to develop a broadband wireless network within China. P-Com will provide equipment and support for their line of wireless products to assist us in building a wireless broadband network in China. We will use our marketing resources and sales platform to recommend and popularize the products of P-Com.

         On August 15, 2003, we signed a contract with MCI International Ltd. Co. ("MCI"). This contract permits us to extend the reach of our Broadband Wireless Access Network in Beijing, China. We will be adding MCI International ATM [asynchronous transport mode] services to reach North America, South Pacific, Asian and European markets to our existing suite of broadband product and service offerings.

         On August 15, 2003, the Company signed a cooperative agreement with Datang Gohigh Networks Technology Corporation. This agreement provides China Wireless with the capability to accelerate their network build out in Beijing to provide connectivity for broadband network-based applications. Both companies will begin the process to design, install, and maintain the City Broadband Network Systems in Beijing in the first stage, then to duplicate the successful model in other major cities in China. As a leading player in telecom equipment market, Datang Gohigh will fully support CWC's development in China.

         Alliances and partnerships with Tier One Telecom Carriers are critical to our growth strategy. We believe current broadband access providers in China are searching for economically viable ways to connect more end users to their backbones and to direct more traffic to their underutilized networks. We provide services meeting this growing demand. Over the last few months we have entered into agreement with China Netcom Group Beijing Company to cooperate in building out a network to serve its customers. We expect this and other such partnerships to help us enter and develop in China's highly regulated telecom sector successfully as a foreign invested enterprise. There are no guarantees that these partnerships will be successful.

         Our executive offices are located at 1746 Cole Boulevard, Suite 225, Golden, Colorado 80401-3210, and our telephone number is (303) 277-9968.

RISK FACTORS

         An investment in the common stock being offered for resale by the selling shareholders is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

         We have a history of losses and we expect losses to continue for the foreseeable future. There is doubt about our ability to continue as a going concern. We have incurred losses since our inception, and we expect to continue to incur additional losses. As of December 31, 2003, China Wireless Communications had an accumulated deficit of $4,551,066. We cannot assure you that we will achieve or sustain profitability in the future.

         We expect to encounter risks frequently faced by early stage companies. We have a limited operating history and our operations are subject to all of the risks inherent in a new business enterprise engaged in the telecommunications industry. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the start-up of new businesses, those historically encountered by us, and the competitive environment in which we operate.

         We do not generate sufficient revenue to finance our operations, and we rely substantially upon outside financing. We believe we are likely to remain unprofitable for the foreseeable future. Because of our inability to generate an operating profit in the near future, it will be necessary for us to rely upon external sources of financing. If we cannot obtain financing when needed, we may not be able to find the capital expenditures required by our business operations and may be forced to cease operations and abandon our business. You could lose your entire investment.

         Our future profitability remains uncertain. We have suffered losses from operations, require additional financing, and we need to continue the implementation of our business plan. Ultimately we need to generate revenues and successfully attain profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. We cannot provide any assurance that we will be able to attain profitable operations.

         Our officers, directors and management may be subject to conflicts of interests during our operations. Our officers, directors and members of our management team are affiliated with other companies that are engaged in the telecommunications industry. A conflict of interest poses the risk that we may enter into a transaction on terms that would place us in a worse position than if no conflict existed. While our directors are required by law to act honestly and in good faith with a view to our best interest and to disclose any interest which they many have in any project or opportunity of which we are involved, we have no specific internal policy governing conflicts of interest.

         We have entered into employment agreements with our officers that contain significant "golden parachute" provisions. The employment agreements with Pedro E. Racelis III, Vice President, secretary and treasurer and Brad Woods, Interim President and Chief Executive Officer provide that if employment should terminate due to death or a disability, each shall receive their salary then in effect for an extended period of time. If termination should occur without cause, including a termination upon a change in control (as defined in the respective agreements), each shall receive their salary then in effect for an extended period of time. The existence of these provisions could discourage an acquisition on terms possibly beneficial to the shareholders.

         You may suffer dilution in your ownership of our shares from the exercise or conversion of options issued to other persons. There are outstanding options to acquire shares of our common stock and we may grant additional options in the future. If any of the outstanding options are exercised or converted, your percentage ownership in the Company will be reduced. So long as these options are exercisable, the holders will have the opportunity to profit from a rise in the price of our common stock. The existence of such options may adversely affect the terms on which we can obtain additional financing. The holders of such options can be expected to exercise them at a time when we would probably be able to obtain additional capital by an offering of our common stock at a price higher than the exercise price of these outstanding options.

         "Penny stock" rules could affect the secondary market for our common stock and may affect your ability to sell shares of our common stock. Our common stock is subject to rules promulgated by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As long as our common stock is subject to the penny stock rules, the holders of common stock may find it difficult to sell their common stock.

         A limited public market for our common stock may impair your liquidity and/or return on investment. Our common stock is traded in the over-the-counter market. The price for the stock and the volume of shares traded fluctuate widely. Consequently, persons who invest in our common stock may not be able to use their shares as collateral for loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, holders may not be able to resell their shares, or may not be able to sell their shares at or above the price they paid for them.

         All of our operations are located in China. China is a developing country, has only recently begun participating in global trade with its accession to the World Trade Organization (WTO), and has only a limited history of trade practices as a nation. We are subject to the laws, rules, regulations, and political authority of the government of the People's Republic of China. While we have legal counsel in China advising us on such issues, we may encounter material problems while doing business in China.

         We risk the effects of general economic conditions in China. Any sales we secure could be adversely affected by a sustained economic recession in China. As our operations and end user markets are primarily in China, a sustained economic recession could result in lower demand or lower prices for our services.

         We are subject to political and currency risks in doing business in China. As a United States corporation doing business in a foreign country, we will be subject to economic, political and social instability and other risks not customary to domestic corporations conducting business in the United States. In reaction to economic or other conditions, investment policies restricting investments by foreign corporations may be adopted or exchange controls imposed.

         Our business may be adversely affected by relationships between the United States and China which may impede our ability to operate in China. We are a Nevada corporation and subject to the laws of the United States. Our principal businesses are conducted through a wholly-owned subsidiary that operates in China. Our business is directly affected by political and economic conditions in China. Our business may be adversely affected by the diplomatic and political relationships between the U.S. and China. These relationships may adversely influence the Chinese government and public opinion of U.S. corporations conducting business in that country and may affect our ability to obtain regulatory approval to operate in China. In addition, boycotts, protests, governmental sanctions and other actions could adversely affect our ability to operate profitably.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This reoffer prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," as well as the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

         The following table shows the names of the selling stockholders, the number of shares of common stock beneficially owned by such stockholders as of April 23, 2004, and the number of shares of common stock that he may sell from time to time under this reoffer prospectus. We do not know whether any of the selling stockholders will use this prospectus in connection with the offer or sale of any shares of our common stock or, if this prospectus is so used, how many shares of common stock will be offered or sold.

         We may amend or supplement this reoffer prospectus from time to time in the future to update or change this list of selling stockholders and shares which may be resold.

---------------------------------------------------------------------------------------------
                                                                      Percentage of Shares
                                     Number of                        Beneficially Owned (2)
                                       Shares                    ----------------------------
                                    Beneficially      Shares        Before           After
       Selling Stockholders           Owned (1)     Registered     Offering         Offering
---------------------------------------------------------------------------------------------
Brad Woods (3)                        1,375,000        250,000        3.8%             4.1%
---------------------------------------------------------------------------------------------
Pedro E. Racelis III (4)                637,500        200,000        1.5%             1.9%
---------------------------------------------------------------------------------------------
Patrick So                            1,175,000      1,175,000         *               3.5%
---------------------------------------------------------------------------------------------
Dexter Lombardi                       1,656,667      1,656,667         *               4.9%
---------------------------------------------------------------------------------------------
Lam Fu Shiu (aka Kent Lam)              250,000        250,000         *                *
---------------------------------------------------------------------------------------------
Doug Morgan                              83,333         83,333         *                *
---------------------------------------------------------------------------------------------
Dominic Hernon                          100,000        100,000         *                *
---------------------------------------------------------------------------------------------
Richard Chan                             58,333         58,333         *                *
---------------------------------------------------------------------------------------------
Charles Blazek                           50,000         50,000         *                *
---------------------------------------------------------------------------------------------
Darin Redabaugh                          17,834         17,834         *                *
---------------------------------------------------------------------------------------------
Michael Bowden                          100,000        100,000         *                *
---------------------------------------------------------------------------------------------

* Less than one percent.

(1) Represents shares owned beneficially by the named individual, including shares that such individual has the right to acquire within 60 days of the date of this reoffer prospectus. Includes the shares which are the subject of this prospectus. Unless otherwise noted, all persons referred to above have sole voting power.

(2) Percentages are based on 33,505,715 (comprised of 29,564,548 shares of common stock outstanding as of April 16, 2004 plus 3,941,167 issued as set forth herein). Where the persons listed on this table have the right to obtain additional shares of common stock within 60 days from April 16, 2004, these additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. Assumes the sale of all of the shares of Common Stock owned by selling shareholder registered hereby.

(3)      Mr. Woods is the Chief Financial Officer and Interim President of the
         Company.

(4)      Mr. Racelis is a Vice President of the Company.

                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, elect to sell all or a portion of the shares offered under this prospectus in the over-the-counter market. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may also make private sales directly or through a broker or brokers, who may act as agent or principal. Further, they may choose to dispose of the shares offered under this prospectus by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the selling stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The amount of securities to be reoffered or resold by means of this reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling stockholders. Broker-dealers may agree with him or her to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to them. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such shares.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this reoffer prospectus available to the selling stockholders and have informed them of the possible need for delivery of copies of this reoffer prospectus to purchasers on or prior to sales of the shares offered under this reoffer prospectus. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

         Any securities covered by this reoffer prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under those rules rather than pursuant to this reoffer prospectus.

         There can be no assurance that the selling stockholders will sell any or all of the shares of common stock offered under this reoffer prospectus.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Nevada General Corporation Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our Articles of Incorporation also provides (i)that we indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer, is or was serving at the request of the Corporation as a director, officer, employee, or agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise, and (ii) that we indemnify any person who is serving or has served as a director, officer, employee, or agent of the Corporation to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that act and is therefore unenforceable.

                            DESCRIPTION OF SECURITIES

General

         We are authorized to issue of up to 50,000,000 common shares, $0.001 par value per share, and 1,000,000 preferred shares, $0.01 par value per share. The following summary does not purport to be complete. You may wish to refer to our articles of incorporation and bylaws, copies of which are available for inspection.

Preferred Stock

         Our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, in classes or series, having such designations, powers, preferences, rights, and limitations as the board of directors may from time to time determine. As of the date of this prospectus, no classes of preferred stock have been designated and no shares have been issued.

Common Stock

         As of April 16, 2004, there were 29,564,548 shares of common stock issued and outstanding. Our board of directors may issue additional shares of common stock without the consent of the common stockholders.

         Voting Rights. Each outstanding share of common stock is entitled to one vote. The common stockholders do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose.

         No Preemptive Rights. Holders of common stock are not entitled to any preemptive rights.

         Dividends and Distributions. Holders of common stock are entitled to receive such dividends as may be declared by our directors out of funds legally available for dividends and to share pro rata in any distributions to holders of common stock upon liquidation or otherwise. However, we have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

                                  LEGAL MATTERS

         Berkman, Henoch, Peterson & Peddy, P.C., Garden City, New York will pass upon the validity of the common stock offered hereby.

                                     EXPERTS

         The financial statements of China Wireless Communications, Inc. which cover the consolidated balance sheet as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2003 and for the period from August 13, 2002 to December 31, 2002 and the amounts included in the cumulative period from August

13, 2002 through December 31, 2003 incorporated in this reoffer prospectus by reference from our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, have been so included in reliance on the report of Moores Rowland Mazars, independent accountants, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Securities and Exchange Commission are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

         o our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003; and
         o all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         We will furnish without charge to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Pedro E. Racelis III at China Wireless Communications, Inc., 1746 Cole Boulevard, Suite 225, Golden, Colorado 80401-3210, telephone (303) 277-9968.

               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, with respect to the common stock offered by this reoffer prospectus. As permitted by the rules and regulations of the Commission, this reoffer prospectus, which is a part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to our company and the common stock offered hereby, reference is made to such registration statement and the exhibits and schedules thereto. A copy of the registration statement may be inspected without charge at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval system, including our registration statement and all exhibits and amendments to our registration statements, are publicly available through the Commission's website at http://www.sec.gov.

         We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports with the Securities and Exchange Commission.

                             -----------------------

                               P R O S P E C T U S

                             -----------------------





                                    3,941,167
                             Shares of Common Stock




                                 April 23, 2004



================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents and reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, Commission File No. 333-49388.

         (b) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


Item 4.  Description of Securities

Common Stock. As of April 16, 2004, there were 29,564,548 shares of common stock issued and outstanding. Our board of directors may issue additional shares of common stock without the consent of the common stockholders.

Voting Rights. Each outstanding share of common stock is entitled to one vote. The common stockholders do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose.

No Preemptive Rights. Holders of common stock are not entitled to any preemptive rights.

Dividends and Distributions. Holders of common stock are entitled to receive such dividends as may be declared by our directors out of funds legally available for dividends and to share pro rata in any distributions to holders of common stock upon liquidation or otherwise. However, we have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.


Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Under the Nevada General Corporation Law, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The registrant's Articles of Incorporation also provide
(i)that the registrant indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer, is or was serving at the request of the registrant as a director, officer, employee, or agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise, and (ii) that the registrant indemnify any person who is serving or has served as a director, officer, employee, or agent of the registrant to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Item 7.  Exemption from Registration Claimed

      The issuances were deemed to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as transactions that did not involve any public offering, or were deemed not to require registration under the Securities Act of 1933, as amended, since such issuances did not involve the sale of such securities. All selling security holders are deemed to be sophisticated with regard to an investment in the registrant. No underwriters were used.

Item 8.   Exhibits

--------------------------------------------------------------------------------
    Exhibit
    Number                         Description of Document
--------------------------------------------------------------------------------
      4.1        Articles of Incorporation (incorporated by reference to Exhibit
                 2.1 to the registrant's registration statement on Form SB-1 filed on November 6, 2000, File No. 333-49388)
--------------------------------------------------------------------------------
      4.2 Bylaws (incorporated by reference to Exhibit 2.2 to the registrant's registration statement on Form SB-1 filed on November 6, 2000, File No. 333-49388)
--------------------------------------------------------------------------------
      4.3 Amendment to Employment Agreement between China Wireless Communications, Inc. and Brad Woods.
--------------------------------------------------------------------------------
      4.4 Employment Agreement between China Wireless Communications, Inc. and Pedro E. Racelis III
--------------------------------------------------------------------------------
      4.5 Consulting Agreement between China Wireless Communications, Inc. and Patrick So
--------------------------------------------------------------------------------
      4.6 Consulting Agreement between China Wireless Communications, Inc. and Dexter Lombardi
--------------------------------------------------------------------------------
      4.7 Consulting Agreement between China Wireless Communications, Inc. and Lam Fu Shiu (aka Kent Lam)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      4.8        Consulting Agreement between China Wireless Communications,
                 Inc. and Doug Morgan
--------------------------------------------------------------------------------
      4.9        Consulting Agreement between China Wireless Communications,
                 Inc. and Dominic Hernon
--------------------------------------------------------------------------------
     4.10        Consulting Agreement between China Wireless Communications,
                 Inc. and Richard Chan
--------------------------------------------------------------------------------
     4.11        Consulting Agreement between China Wireless Communications,
                 Inc. and Charles Blazek
--------------------------------------------------------------------------------
     4.12        Consulting Agreement between China Wireless Communications,
                 Inc. and Darin Redabaugh
--------------------------------------------------------------------------------
     4.13        Consulting Agreement between China Wireless Communications,
                 Inc. and Michael Bowden
--------------------------------------------------------------------------------
      5.1        Opinion of Berkman, Henoch, Peterson & Peddy, P.C.
--------------------------------------------------------------------------------
      24         Consent of Moores Rowland Mazars
--------------------------------------------------------------------------------


Item 9.   Undertakings

The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liability arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on April 23, 2004.

                                           China Wireless Communications, Inc.


                                           By: /s/ BRAD WOODS
                                               ---------------------------------
                                               Brad A. Woods
                                               Interim President and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                                  Date

                           Interim President, Chief Executive
                           Officer and Director (Principal
/s/ BRAD A. WOODS          Executive Officer)                     April 23, 2004
------------------------
Brad A. Woods



/s/ HENRY ZAKS                                                    April 23, 2004
------------------------
Henry Zaks                 Director



/s/ DR. ALLAN RABINOFF     Director                               April 23, 2004
------------------------
Dr. Allan Rabinoff